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IDS STRATEGY FUND, INC.
Registration Number 2-89288/811-3956

EXHIBIT INDEX

Exhibit 11.  Independent Auditors' Consent
Exhibit 17.  Financial Data Schedules
Exhibit 19a. Directors/Trustees' Power of Attorney